Exhibit 99.1


Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins                                    NEWS RELEASE
                  864-597-8361


                      DENNY'S REPORTS JULY SAME-STORE SALES

         Spartanburg, S.C., August 6, 2004 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the four-week period ended July 28, 2004, compared with the related period in fiscal year 2003.

                                           Four Weeks
   Sales:                                  July 2004
   ---------------------------------      -----------
         Same-Store Sales                      9.1%
             Guest Check Average               3.3%
             Guest Counts                      5.6%


   Restaurant Counts:                       7/28/04             12/31/03
   ---------------------------------      -----------         ------------
             Company-owned                      554                  561
             Franchised and                   1,062                1,077
                                          -----------         ------------
                                              1,616                1,638


         Denny's is America's largest full-service family restaurant chain, consisting of 554 company-owned units and 1,062 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.